Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $2.19 for the Fiscal Quarter Ended June 30, 2013

OMAHA, Neb.--(BUSINESS WIRE)--July 18, 2013--AMCON Distributing Company (“AMCON”) (NYSE MKT: DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $2.19 on net income available to common stockholders of $1.6 million for the fiscal quarter ended June 30, 2013.

"We are pleased with the continued strong performance of the Company. Our management team is highly focused on generating attractive rates of return on the capital we deploy. Our lending group continues to work closely with our management team to further our strategic initiatives and we are delighted to announce the renewal and enhancement of our existing credit facility," said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. "We continue to actively seek strategic acquisitions in both our business segments," added Atayan.

Each of AMCON’s business segments reported good quarters. The wholesale distribution segment reported revenues of $306.7 million and operating income before depreciation and amortization of $4.4 million for the third fiscal quarter of 2013. The retail health food segment reported revenues of $9.3 million and operating income before depreciation and amortization of $0.5 million for the same period.

"We continue to focus on developing non-tobacco products and services to enhance the bottom line of our customers. AMCON has made a long term commitment of resources to this end," said Kathleen Evans, President of AMCON's wholesale distribution segment.

"Both of our new retail stores are now operational and in their initial build up phase. We are working diligently to generate store traffic and sales volumes to enable these stores to contribute to our bottom line," said Eric Hinkefent, President of AMCON’s retail health food segment.

“We were able to utilize our balance sheet to implement attractive merchant opportunities this quarter. We closely manage our liquidity on a day-to-day basis to capitalize on these opportunities in a meaningful way. At June 30, 2013, our stockholders’ equity was $51.3 million and consolidated debt was $33.4 million,” said Andrew Plummer, AMCON’s Chief Financial Officer. Plummer added, “We are extremely pleased with the favorable terms of our credit facility extension and the enhancements thereto. This renewal provides increased flexibility, ready access to capital, and reduced interest rates while extending our deep relationship with our existing lending group through July 2018.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
June 30, 2013 and September 30, 2012

	June	September
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash	$177,452	$491,387
Accounts receivable, less allowance for doubtful accounts of $1.2 million at both June 2013 and September 2012	35,454,486	32,681,835
Inventories, net	48,138,310	38,364,621
Deferred income taxes	1,730,126	1,916,619
Prepaid and other current assets	8,098,720	6,476,702
Total current assets	93,599,094	79,931,164

Property and equipment, net	13,311,648	13,083,912
Goodwill	6,349,827	6,349,827
Other intangible assets, net	4,912,228	5,185,978
Other assets	442,361	1,258,985
	$118,615,158	$105,809,866
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,128,607	$17,189,208
Accrued expenses	6,663,762	6,931,859
Accrued wages, salaries and bonuses	2,830,924	2,503,361
Income taxes payable	1,098,354	2,194,966
Current maturities of long-term debt	1,214,256	1,182,829
Total current liabilities	27,935,903	30,002,223

Credit facility	28,051,389	14,353,732
Deferred income taxes	3,896,085	3,633,390
Long-term debt, less current maturities	4,160,330	5,075,680
Other long-term liabilities	330,152	336,186
Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both June 2013 and September 2012	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at June 30, 2013 and 58,000 shares issued and outstanding at September 30, 2012, and a total liquidation preference of $0.4 million and $1.5 million at June 2013 and September 2012, respectively	400,000	1,450,000

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, 116,000 and 158,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 623,115 shares outstanding at June 2013 and 612,327 shares outstanding at September 2012	6,543	6,293
Additional paid-in capital	12,485,773	11,021,109
Retained earnings	42,149,939	38,349,253
Treasury stock at cost	(3,300,956)	(918,000)
Total shareholders’ equity	51,341,299	48,458,655
	$118,615,158	$105,809,866

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and nine months ended June 30, 2013 and 2012

	For the three months		For the nine months
	ended June		ended June
	2013	2012	2013	2012
Sales (including excise taxes of $100.2 million and $96.1 million, and $285.4 million and $272.7 million, respectively)	$316,031,197	$307,112,774	$892,817,669	$866,505,090
Cost of sales	296,220,406	287,211,769	835,480,069	808,750,009
Gross profit	19,810,791	19,901,005	57,337,600	57,755,081

Selling, general and administrative expenses	16,065,285	15,845,201	47,351,952	47,096,958
Depreciation and amortization	598,061	552,888	1,791,708	1,780,309
	16,663,346	16,398,089	49,143,660	48,877,267
Operating income	3,147,445	3,502,916	8,193,940	8,877,814

Other expense (income):
Interest expense	309,445	361,756	874,489	1,105,707
Other (income), net	(49,487)	(47,841)	(225,682)	(292,979)
	259,958	313,915	648,807	812,728
Income from operations before income tax expense	2,887,487	3,189,001	7,545,133	8,065,086
Income tax expense	1,255,000	1,343,000	3,236,000	3,316,000
Net income	1,632,487	1,846,001	4,309,133	4,749,086
Preferred stock dividend requirements	(48,642)	(66,907)	(156,041)	(201,454)
Net income available to common shareholders	$1,583,845	$1,779,094	$4,153,092	$4,547,632

Basic earnings per share available to common shareholders	$2.54	$2.92	$6.67	$7.38
Diluted earnings per share available to common shareholders	$2.19	$2.37	$5.73	$6.06

Basic weighted average shares outstanding	623,115	608,271	622,833	615,913
Diluted weighted average shares outstanding	744,732	779,106	751,946	783,987

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the nine months ended June 30, 2013 and 2012

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,309,133	$4,749,086
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	1,517,958	1,496,868
Amortization	273,750	283,441
Gain on sale of property and equipment	(72,318)	(28,606)
Equity-based compensation	971,954	930,593
Deferred income taxes	449,188	1,022,701
Provision for losses on doubtful accounts	80,000	75,757
Provision for losses on inventory obsolescence	54,028	98,789
Other	(6,034)	(6,034)

Changes in assets and liabilities:
Accounts receivable	(2,852,651)	(1,144,999)
Inventories	(9,827,717)	(11,031,978)
Prepaid and other current assets	(1,622,018)	1,097,241
Other assets	55,753	(51,138)
Accounts payable	(1,070,612)	(2,396,748)
Accrued expenses and accrued wages, salaries and bonuses	525,856	(19,827)
Income tax payable	(1,096,612)	(1,796,182)
Net cash flows from operating activities	(8,310,342)	(6,721,036)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,808,206)	(914,486)
Proceeds from sales of property and equipment	144,841	48,984
Net cash flows from investing activities	(1,663,365)	(865,502)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on bank credit agreements	13,697,657	9,308,869
Principal payments on long-term debt	(883,923)	(1,018,587)
Repurchase of Series B Convertible Preferred Stock and common stock	(2,572,085)	(918,000)
Dividends paid on convertible preferred stock	(156,041)	(201,454)
Dividends on common stock	(352,406)	(354,723)
Proceeds from exercise of stock options	1,180	1,180
Withholdings on the exercise of equity-based awards	(74,610)	(51,452)
Net cash flows from financing activities	9,659,772	6,765,833

Net change in cash	(313,935)	(820,705)

Cash, beginning of period	491,387	1,389,665
Cash, end of period	$177,452	$568,960

	2013	2012
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$851,665	$1,094,086
Cash paid during the period for income taxes	3,883,424	4,089,482

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	21,248	28,282
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,389,258	950,562
Conversion by holder of Series B Convertible Preferred Stock to common stock	100,000	—
Common stock acquired with other consideration	760,871	—

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727